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                                                               EXHIBIT h(12)(b)



                 AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED
                     TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment, dated as of January 1, 1999 is made to the Amended and Restated Transfer Agency and Service Agreement dated December 29, 1997 (the "Agreement") between AIM Investment Securities Funds (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.20 shall be paid by the Fund to AFS concurrently with the fees payable by the Fund to AFS under Article 2 of the Agreement.

Upon a vote of the Board of Trustees of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Amended and Restated Transfer Agency and Service Agreement shall be complete without reference hereto.

                                                 AIM INVESTMENT SECURITIES FUNDS



                                                 By: /s/ ROBERT H. GRAHAM
                                                   -----------------------------
                                                     President
ATTEST:

/s/ LISA A. MOSS
---------------------------
Assistant Secretary


                                                 A I M FUND SERVICES, INC.



                                                 By: /s/ JOHN CALDWELL
                                                    ----------------------------
                                                     President
ATTEST:

/s/ LISA A. MOSS
---------------------------
Assistant Secretary